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                                                                    Exhibit 10.6


                             C O N F I D E N T I A L


                         RTI INTERNATIONAL METALS, INC.

                              EXCESS BENEFITS PLAN

Article I - Purpose and Effective Date

         The purposes of the RTI International Metals, Inc. Excess Benefits Plan are to promote the growth and profitability of RTI International Metals, Inc., to attract and retain employees of outstanding competence and to provide eligible employees with certain benefits under the terms and conditions hereof, in particular, to provide benefits which would otherwise be payable under any qualified defined benefit pension plan sponsored and maintained by RTI International Metals, Inc., but for the operation of certain limitations set forth in the Internal Revenue Code of 1986, as amended. This Plan is intended to be an "excess benefit plan" within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, and a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Article II - Definitions

         For purposes of this Plan, capitalized terms shall have the respective meaning set forth in the Qualified Plan as such definitions are supplemented by the following:

         2.01 "Administrator" shall mean the Executive Vice President & Chief Financial Officer of the Company.


         2.02 "Board" shall mean the Board of Directors of the Company.


         2.03 "Code" shall mean the Internal Revenue Code of 1986 as the same may be amended from time to time.

         2.04 "Company" shall mean RTI International Metals, Inc., and its subsidiaries, and its successors and assigns.

         2.05 "Eligible Employee" shall mean an employee of the Company designated in writing in the manner set forth in Article IV to be eligible to participate in the Plan.



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          2.06 "Legislative Limits" shall mean any provisions of the Code which have the effect of limiting or reducing the benefits payable under or which may be funded under a Qualified Plan. For purposes of this Plan, "Legislative Limits" shall specifically include, but shall not be limited to (i) the limits on benefits payable pursuant to a Qualified Plan as set forth in Section 415 of the Code (or a successor provision), (ii) the limitation set forth in
               Section 401(a)(17) of the Code (or a successor provision) on the amount of compensation which may be considered for purposes of a Qualified Plan and (iii) any other provision of the Code or other applicable law enacted after the date hereof which limits such benefits unless specifically excluded by the Board.

          2.07 "Plan" shall mean this RTI International Metals, Inc. Excess Benefits Plan, as the same may be amended from time to time.

          2.08 "Qualified Plan" shall mean any defined benefit or defined contribution pension plan sponsored and maintained by the Company, or any of its subsidiaries, that is qualified or intended to be qualified under Section 401(a) of the Code and that covers an Eligible Employee.


Article III - Administration

          3.01 General Administration. This Plan shall be administered by the Administrator in a manner not inconsistent with the terms and conditions hereof and in so doing the Administrator shall have the authority, in his sole discretion, from time to time to:

               (a) determine and adjust amounts payable under the Plan;

               (b) interpret the Plan;

               (c) make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan; and

               (d) appoint and employ agents and to delegate such
                   responsibilities and duties thereto as he shall deem necessary and proper for the administration of the Plan.



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               In addition to the foregoing, the Administrator may, but shall not be required to, provide notice in writing to any employee of the Company who the Administrator determines, with a reasonable degree of certainty, will upon retirement, or other termination of employment contemplated by the Qualified Plan, be eligible to receive a benefit hereunder.

          3.02 Determinations of the Administrator. No employee of the Company shall be entitled to receive benefits under this Plan unless or until his or her entitlement and amount thereof is determined by the Administrator. The determinations of the Administrator shall be final, conclusive and binding upon the employee and upon the Company. The Administrator shall not be liable for any determination made or action taken under the Plan made or taken in good faith.

Article IV - Eligibility

          4.01 Designation by the Board. The Board shall designate the employees who shall be Eligible Employees, giving consideration to the function and responsibilities of the employee, his or her past performance, his or her contributions to the profitability and sound growth of the Company, and such other factors as the Board may deem appropriate. The determinations of the Board concerning which employees of the Company shall be designated as Eligible Employees need not be uniform and may be made selectively among the employees of the Company. No employee of the Company is entitled to participate in or to receive benefits under this Plan unless or until designated as an Eligible Employee by the Board. The employees listed in Exhibit A hereto are currently designated as Eligible Employees. Except as otherwise provided in Section 6.01, Exhibit A may be amended from time to time by Board action, adding employees to or deleting employees from the list of Eligible Employees.

          4.02 Conditions to Benefit Payments. Notwithstanding any provision of this Plan to the contrary, no benefits shall be paid in respect of an Eligible Employee, either directly to the Eligible Employee or to his or her Beneficiary, who is terminated for cause; as used herein, the term "cause" shall be limited to (a) action by the employee involving willful and wanton malfeasance involving specifically a wholly wrongful and unlawful act; or (b) the employee being convicted of a felony; or (c) a material violation by the employee of any rule, regulation or policy of the Company generally applicable to all employees. Nothing


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               contained in this Section 4.02 shall prevent the payment of benefits in respect of an Eligible Employee whose employment is involuntarily terminated for reasons other than cause after such Eligible Employee's benefits have vested.

Article V - Benefits

          5.01 Amount of Benefits. The benefit payable under this Plan shall be determined by recalculating the Eligible Employee's pension benefit under each applicable Qualified Plan without imposing the Legislative Limits and subtracting from such amount the benefit that will actually be paid from the Qualified Plan.

          5.02 Form of Benefits. Except as an Eligible Employee elects, prior to the earlier of retirement or death, to (1) have both the benefits payable to him and the benefits payable to his beneficiary under this Plan paid on a monthly basis under the same terms and conditions as benefits are elected to be paid by the Eligible Employee under the Qualified Plan, or (2) have the benefits payable to him (but not the benefits payable to his beneficiary) paid on a monthly basis under the same terms and conditions as benefits are elected to be paid by the Eligible Employee under the Qualified Plan, he shall receive a lump sum distribution of all benefits payable under this Plan. The lump sum distribution shall be equal to the present value of the amounts payable to the Member and the Member's beneficiary using (1) tables adopted by the Company based on (a) the joint life expectancy of said individuals, or (b) the life expectancy of the Member's beneficiary in the event of the employee's death prior to retirement or in the event that the Member has elected to receive his monthly benefits in the form of an annuity but has not made the same election on behalf of this beneficiary, and (2) the interest rate established under the Pension Benefit Guaranty Corporation regulations to determine the present value of immediate annuities inn the event of plan termination. Any lump sum distribution shall be payable within 60 days following retirement or death, and shall represent full and final settlement of all benefits provided hereunder.

Article VI - Amendment or Termination

          6.01 Amendment. The Company, by action of the Board, may modify, alter or amend the Plan in whole or in part except to the extent that such changes result in the reduction of benefits accrued hereunder by or currently being paid to any Eligible Employee or his or her Beneficiary as of the date of such amendment.


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          6.02 Termination. The Company, by action of the Board, may terminate the Plan or any one or more of its provisions; provided however, that such termination shall not reduce the benefits accrued hereunder by or currently being paid to any Eligible Employee or his or her beneficiary as of the date of such termination.


Article VII - Miscellaneous

          7.01 Unsecured General Creditor. The rights of an Eligible Employee or his or her Beneficiary to receive payment of any benefits under the Plan shall be and remain no greater than the rights of an unsecured general creditor of the Company. In the event the Company establishes a trust, which it may but shall not be required to do, to hold money or other property of the Company in contemplation of paying benefits under the Plan, such money or other property shall remain subject to the claims of creditors of the Company.

          7.02 Nonassignability. Neither an Eligible Employee nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by an Eligible Employee or any other person, nor be transferable by operation of law in the event of an Eligible Employee's or any other person's bankruptcy or insolvency.

          7.03 Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Company and the Eligible Employee, and the Eligible Employee (or his or her Beneficiary) shall have no rights against the Company except as may otherwise be specifically provided herein. Moreover, nothing in this Plan shall be deemed to give an Eligible Employee the right to be retained in the service of the Company or to interfere with the right of the Company to discharge him or change his employment status at any time.



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          7.04 Not a Bar to Corporate Act. Nothing contained in the Plan shall prevent the Company from engaging in any reorganization, recapitalization, merger, liquidation, sale of assets or other corporate transaction.


          7.05 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

          7.06 Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

          7.07 Governing Laws. The provisions of this Plan shall be construed and interpreted according to the laws of the State of Ohio.


          7.08 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but his Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

          7.09 Notice. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of the Company. Such notice shall be deemed given as of the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Contact should be made with:


                                        Excess Benefits Plan
                                        Administrator
                                        RTI International Metals, Inc.
                                        1000 Warren Avenue
                                        Niles, Ohio 44446



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          7.10 Successor. The provisions of this Plan shall be binding on the
               Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidations, purchase or otherwise acquire all or substantially all of the business and assets of the Company, and successors of any such corporation or other business entity.




Revision Date: January 28, 2000




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                                    EXHIBIT A











                              Employees Eligible to
                              Participate under the
                         RTI International Metals, Inc.
                              Excess Benefits Plan







    Name                                        Title
    ----                                        -----

J.H. Odle                               Executive Vice President

T.G. Rupert                             President and Chief Executive Officer







Revision Date: January 28, 2000



/excespln.dzp



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